AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2003

                                                  REGISTRATION NO. 333-_________
================================================================================
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   COSI, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                        06-1393745
------------------------------------        ------------------------------------
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation orOrganization)

                 242 WEST 36TH STREET, NEW YORK, NEW YORK 10018
                 ----------------------------------------------
                         (Address of Principal Executive
                               Offices) (Zip Code)

                 AMENDED AND RESTATED COSI STOCK INCENTIVE PLAN
               COSI SANDWICH BAR, INC. INCENTIVE STOCK OPTION PLAN
                              (Full Title of Plans)

                           JONATHAN M. WAINWRIGHT, JR.
                             CHIEF EXECUTIVE OFFICER
                                   COSI, INC.
                              242 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 653-1600
                       (Name, Address, including Zip Code,
                              and Telephone Number,
                        including Area Code, of Agent For
                                    Service)

                                    COPY TO:
                             WILLIAM P. MILLS, ESQ.
                        CADWALADER, WICKERSHAM & TAFT LLP
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

============================ ======================== ========================= ======================== ========================

  TITLE OF EACH CLASS OF           AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED(1)       OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE     REGISTRATION FEE
---------------------------- ------------------------ ------------------------- ------------------------ ------------------------
AMENDED AND RESTATED COSI
STOCK INCENTIVE PLAN
Common Stock................     2,257,924 shares            $11.76 (2)                $26,553,186               $2,148.15
Common Stock................     3,278,911 shares            $ 1.30 (3)                $ 4,262,584               $  344.84

COSI SANDWICH BAR, INC.
INCENTIVE STOCK OPTION PLAN
Common Stock................       963,165 shares            $ 6.59 (2)                $ 6,347,257               $  513.49



TOTAL                            6,500,000 shares                                                                $3,006.48
============================ ======================== ========================= ======================== ========================

(1) Plus such indeterminate number of shares pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), as may be issued in respect of stock dividends, recapitalizations, stock splits, reorganizations, mergers, consolidations, combinations or exchanges of shares and similar transactions.

(2) Estimated pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee based upon the weighted average exercise price of the outstanding options as of March 3, 2003.

(3) Estimated pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee based upon the average of the high and low prices per share of the Registrant's Common Stock on April 3, 2003, as reported on the Nasdaq National Market.

--------------------------------------------------------------------------------
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   The documents containing information specified in Part I of Form S-8 will be sent or given to individuals eligible to participate in each of the Amended and Restated Cosi Stock Incentive Plan and the Cosi Sandwich Bar, Inc. Incentive Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

   We will deliver or cause to be delivered promptly, without change, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to
Item 3 of this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Cosi, Inc. (the "Company") are incorporated herein by reference:

   (1) The Company's Annual Report on Form 10-K/A (including the portions of Cosi's proxy statement incorporated by reference therein) for the year ended December 30, 2002, filed with the Commission on March 31, 2003;

   (2) The Company's prospectus covering the offer and sale of the Company's common stock, par value $.01 per share (the "Common Stock"), filed with the Commission on November 25, 2002 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act");

   (3) The Company's Current Reports on Form 8-K, filed with the Commission on February 4, 2003 and February 26, 2003; and

   (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Certain legal matters with respect to the validity of the shares of common stock offered by this Registration Statement on Form S-8 will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. A member of Cadwalader, Wickersham & Taft LLP is the father of our Chief Executive Officer and beneficially owns 64,008 shares, representing 0.39% of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") which provides for indemnification of directors and officers in certain circumstances.

   Section 145 of the DGCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and by-laws provide that it shall indemnify its directors and officers, and anyone who is or was serving at the Company's request as a director, officer, member, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of its executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

   For the undertaking with respect to indemnification, see Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

   With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Company claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, Rule 701 promulgated thereunder (with respect to restricted securities issued prior to the Company becoming a reporting Company under the Exchange Act), and because certain issuances did not involve a purchase or sale for purposes of the Securities Act. Such restricted securities were issued pursuant to the Amended and Restated Cosi Stock Incentive Plan, the Cosi Non-Employee Director Stock Incentive Plan and the Cosi Sandwich Bar, Inc. Incentive Stock Option Plan.

ITEM 8. EXHIBITS

   EXHIBIT NO.     DESCRIPTION
   -----------     -----------

      3.1 Amended and Restated Certificate of Incorporation of Cosi, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      3.2 Amended and Restated By-Laws of Cosi, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      4.1 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.2 Rights Agreement, dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.4 Amended and Restated Cosi Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.5 Cosi Sandwich Bar, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

      23.1.1       Consent of Cadwalader, Wickersham & Taft LLP (included in
                   Exhibit 5.1 above).

      23.1.2       Consent of Ernst & Young LLP, dated as of March 31, 2003.

      24.1 Power of Attorney (included on the signature pages to the Registration Statement).

ITEM 9. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of April, 2003.

                                   COSI, INC.


                                   By: /s/ Jonathan M. Wainwright, Jr.
                                       ----------------------------------------
                                           Jonathan M. Wainwright, Jr.

                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan M. Wainwright, Jr. and Kenneth S. Betuker, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments or supplements to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary and appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                    DATE
------------------------------- ----------------------------- ------------------


/s/ Jonathan M. Wainwright, Jr.     Chief Executive Officer      April 4, 2003
------------------------------- (Principal Executive Officer)
  Jonathan M. Wainwright, Jr.


   /s/ Kenneth S. Betuker           Chief Financial Officer      April 4, 2003
------------------------------- (Principal Financial Officer
      Kenneth S. Betuker          and Principal Accounting
                                           Officer)


    /s/ William D. Forrest         Chairman of the Board of      April 4, 2003
-------------------------------            Directors
      William D. Forrest


      /s/ Nicholas Marsh                   Director              April 4, 2003
-------------------------------
        Nicholas Marsh


     /s/ Terry D. Diamond                  Director              April 4, 2003
-------------------------------
       Terry D. Diamond

       /s/ Eric Gleacher                   Director              April 4, 2003
-------------------------------
         Eric Gleacher


    /s/Creed L. Ford, III                  Director              April 4, 2003
-------------------------------
      Creed L. Ford, III


    /s/ D. Ian McKinnon                    Director              April 4, 2003
-------------------------------
       D. Ian McKinnon


     /s/ Jeffrey M. Stork                  Director              April 4, 2003
-------------------------------
       Jeffrey M. Stork


    /s/ Gregory J. Woolley                 Director              April 4, 2003
-------------------------------
      Gregory J. Woolley

                                  EXHIBIT INDEX


   EXHIBIT NO.     DESCRIPTION
   -----------     -----------

      3.1 Amended and Restated Certificate of Incorporation of Cosi, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      3.2 Amended and Restated By-Laws of Cosi, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      4.1 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.2 Rights Agreement, dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K/A for the year ended December 30, 2002).

      4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.4 Amended and Restated Cosi Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      4.5 Cosi Sandwich Bar, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-86390)).

      5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

      23.1.1       Consent of Cadwalader, Wickersham & Taft LLP (included in
                   Exhibit 5.1 above).

      23.1.2       Consent of Ernst & Young LLP, dated as of March 31, 2003

      24.1 Power of Attorney (included on the signature pages to the Registration Statement).